BLACKROCK Municipal Bond Fund, Inc. National Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/3/2006	LOS ANGELES CA WASTEWATER SYSTEM	241,080,000	4,000,000	Merrill Lynch & Co.; Lehman Brothers, Siebert Brandford Shank & Co.; E.J. De La Rosa & Co.; Inc.; Goldman Sachs & Co.; J.P. Morgan Securities Inc.
3/3/2006	MASSACHUSETTES ST WATER RES	486,320,000	12,650,000

Citicorp Global Markets Inc.; Bear Stearns & Co.; Inc.; Goldman Sachs & Co.; J.P. Morgan Securities Inc.; UBS Securities LLC; First Albany Capital Inc.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Raymond James & Associates

3/10/2006	LONG ISLAND POWER AUTHORITY	950,000,000	12,000,000

Goldman Sachs & Co.; Citigroup Global Markets Inc.; Lehman Brothers Inc.; UBS Securities LLC; A.G. Edwards & Sons, Inc.; David Lerner Associates, Inc.; First Albany Capital Inc.; Jackson Securities LLC;  J.P. Morgan Securities Inc.; Keybanc Capital Markets; LaSalle Financial Services, Inc.;  Merrill Lynch & Co.;  M.R. Beal & Company; Prager, Sealy & Co., LLC

4/5/2006	BAY AREA TOLL AUTHORITY	1,149,205,000	4,800,000

Citicorp Global Markets Inc.; J.P. Morgan Securities Inc.; Merrill Lynch & Co.; Morgan Stanley, Stone & Youngberg LLC; Banc of America Securities LLC;

Bear Stearns & Co., Inc;,

E.J. De La Rosa & Co.;

First Albany Capital Inc;

Goldman Sachs & Co.;

Lehman Brothers; Siebert Brandford Shank & Co

BLACKROCK Municipal Bond Fund, Inc. National Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
4/20/2006	WISCONSIN HSN & ECONOMIC	247,585,000	1,000,000	Merrill Lynch & Co.; Bear Stearns & Co. Inc.; Siebert Brandford Shank & Co.; Stifel, Nicolaus & Company, Inc.; Piper Jaffray
5/24/2006	NEW JERSEY ST. TRANS TRUST	2,805,411,792	3,450,000

Bear Stearns & Co. Inc.; Morgan Stanley; Citigroup Global Markets Inc.; Goldman Sachs & Co.; RBC Capital Markets; Siebert Brandford Shank & Co.; UBS Securities LLC; Wachovia Bank; National Association; A.G. Edwards & Sons, Inc.;

Apex Pryor Securities a division of Rice Financial Products; Banc of America Securities LLC; BB&T Capital Markets/Bergen Capital; Cabrera Capital Markets Inc.;  First Albany Capital Inc.; Gates Capital Corporation; George K. Baum & Company; Howard Gary & Company; Jackson Securities, Inc.; Janney Montgomery Scott LLC; J.P. Morgan Securities, Inc.; J.B. Hanauer & Company; LaSalle Financial Services, Inc.;

Lehman Brothers Inc.; Loop Capital; Merrill Lynch & Co.; Morgan Keegan & Co., Inc.; M.R. Beal & Company;  Piper Jaffray.; PNC Capital Markets; Popular Securities, Inc.; Powell Capital Markets., Inc.; Prager, Sealy & Co.; LLC.; Raymond James & Associates.;  Roosevelt & Cross, Inc.; Ryan, Beck & Co., Ramirez & Co., Inc.; Sovereign Securities Corporation, LLC; Sterne, Agee & Leach, Inc.; Sturdivant and Company; Toussaint Capital Partners LLC

BLACKROCK Municipal Bond Fund, Inc. National Fund

FILE #811-02688

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/12/2006	LONG ISLAND POWER AUTHORITY	532,730,000	5,000,000

Morgan Stanley, Citigroup Global Markets Inc., Goldman Sachs & Co., Lehman Brothers Inc., UBS Securities LLC,

A.G. Edwards & Sons, Inc., Banc of America Securities LLC,  First Albany Capital Inc., First Southwest Company, J.P. Morgan Securities Inc.,  Loop Capital, Merrill Lynch & Co.,  Ramirez & Co. Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., Wachovia Bank, National Association

8/2/2006	COMMONWEALTH OF PUERTO RICO	835,650,000	1,820,000

Morgan Stanley, Goldman Sachs & Co., Banc of America Securities LLC, Citigroup Global Markets Inc.,  J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co.,  Popular Securities, Inc., Raymond James & Associates, Ramirez & Co. Inc., Wachovia Bank, National Association, UBS Securities LLC